Exhibit 10.4

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of [_____] (the “Effective Date”), by and among Odysseus Holdings Limited, a private limited company organized under the laws of the Bailiwick of Jersey, Channel Islands (“Holdco”), Odysseus (Cayman) Limited, a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“SPAC Merger Sub”), Vine Hill Capital Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), and each of the persons listed under the heading “Holders” on the signature pages attached hereto (together with the Sponsor, the “Holders,” and each (including the Sponsor) individually, a “Holder”).

RECITALS

WHEREAS, Vine Hill Capital Investment Corp. (“SPAC”), the Sponsor and certain other Holders previously entered into that certain Registration Rights Agreement dated as of September 5, 2024 (the “Original Registration Rights Agreement”), pursuant to which SPAC granted certain registration rights with respect to, among other things, certain securities of SPAC;

WHEREAS, pursuant to Section 5.5 of the Original Registration Rights Agreement, such agreement may be amended upon written consent of the Holders of at least a majority in interest of the Registrable Securities (as defined in the Original Registration Rights Agreement) at the time in question (each as defined therein) and SPAC;

WHEREAS, Holdco has entered into that certain Business Combination Agreement, dated as of September 8, 2025 (the “Business Combination Agreement”), by and among Holdco, SPAC, CoinShares International Limited, a public limited company organized under the laws of the Bailiwick of Jersey, Channel Islands (the “Company”), and SPAC Merger Sub, pursuant to which, (i) at the SPAC Effective Time (as defined in the Business Combination Agreement), SPAC will merge with and into SPAC Merger Sub (the “SPAC Merger”), with SPAC Merger Sub continuing as the surviving company after such merger, and (ii) after the SPAC Merger, at the Acquisition Effective Time (as defined in the Business Combination Agreement), SPAC Merger Sub will acquire the Company by way of a court sanctioned scheme of arrangement under Jersey Companies Law pursuant to which all the shares in the Company will be exchanged for ordinary shares of Holdco, with SPAC Merger Sub being the direct sole shareholder of the Company (the “Scheme of Arrangement” and, together with the SPAC Merger, the “Mergers”);

WHEREAS, in connection with the transactions described above and upon entry into this Agreement and concurrently with the Closing (as defined in the Business Combination Agreement), the parties to the Original Registration Rights Agreement (or their successors) desire to terminate the Original Registration Rights Agreement in its entirety and all rights and obligations created pursuant thereto will be terminated; and

WHEREAS, in connection with the foregoing, Holdco, SPAC Merger Sub (as successor to SPAC) and the Holders now desire to execute this Agreement, with effect as of the Effective Date, to replace the Original Registration Rights Agreement and to set forth the further rights and obligations created hereby.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings indicated:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of Holdco or the board of directors of Holdco, in each case, after consultation with counsel to Holdco, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) Holdco has a bona fide business purpose for not making such information public.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Block Trade” has the meaning set forth in Section 2.03(a).

“Block Trade Notice” has the meaning set forth in Section 2.03(a).

“Board” means the board of directors of Holdco.

“Business Combination Agreement” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and the Bailiwick of Jersey, Channel Islands are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York and the Bailiwick of Jersey, Channel Islands are generally open for use by customers on such day.

“Company” has the meaning set forth in the recitals to this Agreement.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Form F-1 Shelf” has the meaning set forth in Section 2.01(a).

“Form F-3 Shelf” has the meaning set forth in Section 2.01(a).

“Holdco” has the meaning set forth in the Preamble.

“Holder” or “Holders” has the meaning set forth in the Preamble.

“Immediate Family Member” shall mean each Person that is related by blood or current or former marriage, domestic partnership or adoption (including parents, children, legally adoptive relationships, in-laws and step relations), in each case that is not more remote than a first cousin.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Initiating Holder” has the meaning set forth in Section 3.02.

“Lock-Up Agreement” has the meaning set forth in Section 5.05.

“Mergers” has the meaning set forth in the recitals to this Agreement.

“Minimum Amount” has the meaning set forth in Section 2.01(c).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Permitted Transferee” shall mean, (i) with respect to any Person that is not an individual, any Affiliate of such Person, (ii) with respect to any Person that is an investment fund, vehicle or similar entity, (x) any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor and (y) any direct or indirect limited partner, member or investor in such investment fund, vehicle or similar entity or any direct or indirect limited partner or investor in any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor, and (iii) with respect to any Person who is an individual, (w) Immediate Family Member of such individual, (x) any successor by death or pursuant to any qualified domestic relations order, (y) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants, provided that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Registrable Shares or (z) a nominee or custodian of a Person to whom a transfer would be permissible under this clause (iii).

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint venture, an association, a joint stock company, trust, unincorporated organization, governmental or political subdivision or agency, or any other entity of whatever nature.

“Piggyback Registration Statement” has the meaning set forth in Section 3.01.

“Registrable Shares” shall mean, (i) the Shares held by a Holder following the Effective Date that are issued in connection with the transactions contemplated by the Business Combination Agreement; (ii) any Shares that may be acquired by Holders upon the exercise, conversion or redemption of any other security of Holdco or other right to acquire Shares held by a Holder following the Effective Date that are issued in connection with the transactions contemplated by the Business Combination Agreement; (iii) any outstanding Shares (including any Shares issued or issuable upon the exercise, conversion or redemption of any other security of Holdco or other right to acquire Shares) of Holdco held by a Holder following the Effective Date to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an Affiliate of Holdco; and (iv) any other equity security of Holdco issued or issuable with respect to any securities referenced in clause (i), (ii), or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Share, such Shares shall cease to be Registrable Shares upon the earliest to occur of the following events: (i) a Registration Statement with respect to the sale of such Shares shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder to a Person that is not an Affiliate of Holdco and new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by Holdco and subsequent public distribution of such Shares shall not require registration under the Securities Act; (ii) such securities shall have been otherwise transferred (or moved to a brokerage account), new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by Holdco and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such Shares may be sold without registration pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements); (v) such Shares have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; (vi) have been transferred to a transferee that has not agreed in writing and for the benefit of Holdco to be bound by the terms and conditions of this Agreement; (vii) have ceased to be of a class of securities of Holdco that is listed and traded on a recognized national securities exchange or automated quotation system; and (viii) after such time as the Holder of such Shares holds less than 10% of the Shares issued to such Holder in connection with the Mergers, unless such Holder is then an Affiliate of Holdco.

“Registration Expenses” shall mean all expenses incurred in connection with the preparation, printing and distribution of any Registration Statement and Prospectus and all amendments and supplements thereto, and any and all expenses incident to the performance by Holdco of its registration obligations pursuant to this Agreement, as follows: (i) all registration, qualification and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange or market; (iii) fees and expenses with respect to filings required to be made with the Nasdaq stock exchange (or such other securities exchange or market on which the Shares are then listed or quoted) or FINRA; (iv) fees and expenses of compliance with securities or “blue sky” laws; (v) fees and expenses related to registration in any non-U.S. jurisdictions, as applicable; (vi) fees and disbursements of counsel for Holdco and fees and expenses for independent certified public accountants retained by Holdco (including the expenses of any comfort letters, costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, and expenses of any special audits incident to or required by any such registration); (vii) all internal expenses of Holdco (including all salaries and expenses of its officers and employees performing legal or accounting duties); (viii) the fees and expenses of any Person, including special experts, retained by Holdco in connection with the preparation of any Registration Statement; (ix) printer, messenger, telephone and delivery expenses; and (x) the reasonable fees and disbursements of one law firm (as selected by the Holders of a majority of the Registrable Shares participating in such registration or offering) not to exceed $50,000 without the consent of Holdco.

“Registration Statement” and “Prospectus” refer, as applicable, to any registration statement that covers Registrable Shares pursuant to the provisions of this Agreement, including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means shares of the Holdco’s ordinary shares, with no par value.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“SPAC” has the meaning set forth in the Preamble.

“SPAC Merger Sub” has the meaning set forth in the recitals to this Agreement.

“Sponsor” has the meaning set forth in the Preamble.

“Subsequent Shelf Registration” has the meaning set forth in Section 2.01(b).

“Suspension Event” has the meaning set forth in Section 4.

“Takedown Holders” has the meaning set forth in Section 2.01(c).

“Takedown Offer Notice” has the meaning set forth in Section 2.01(d).

“Takedown Request Notice” has the meaning set forth in Section 2.01(d).

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.01(c).

Section 2. REGISTRATIONS AND OFFERINGS.

2.01 Shelf Registration.

(a) Holdco shall submit or file within 45 days of the Closing Date (as defined in the Business Combination Agreement), and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Registration Statement for a Shelf Registration on Form F-1 or any similar long-form registration statement that may be available at such time (the “Form F-1 Shelf”) or, if Holdco is eligible to use a Registration Statement on Form F-3, a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), in each case, covering the resale of all the Registrable Shares (determined as of two Business Days prior to such filing) on a delayed or continuous basis. Such Shelf shall provide for the resale of the Registrable Shares included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder therein. Holdco shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Shares. In the event Holdco files a Form F-1 Shelf, Holdco shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as practicable after Holdco is eligible to use Form F-3.

(b) If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Shares are still outstanding, Holdco shall, subject to Section 5, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Shares (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, Holdco shall use commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if Holdco is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until the termination of this Agreement. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that Holdco is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(c) At any time and from time to time after the effectiveness of a Shelf Registration, and after the expiration of any applicable lock-up period, the Holders of at least 25% of the Registrable Shares included on such Shelf Registration (the “Takedown Holders”) may request to sell all or any portion of its Registrable Shares included thereon in an underwritten offering that is registered pursuant to such Shelf Registration (an “Underwritten Shelf Takedown”); provided that Holdco shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Shares proposed to be sold by the Takedown Holder(s), either individually or together with other Takedown Holders, with an anticipated aggregate offering price, before deduction of underwriting discounts and commissions, of at least $25 million (the “Minimum Amount”). Notwithstanding the foregoing, Holdco is not obligated to effect (i) more than an aggregate of two Underwritten Shelf Takedowns pursuant to this Section 2.01 in any 12-month period, (ii) more than an aggregate of three Underwritten Shelf Takedowns pursuant to this Section 2.01 in total, or (iii) an Underwritten Shelf Takedown pursuant to this Section 2.01 within 90 days after the closing of any public offering of Shares by Holdco.

(d) Any requests for an Underwritten Shelf Takedown shall be made by giving written notice to Holdco (a “Takedown Request Notice”). The Takedown Request Notice shall specify the approximate number of Registrable Shares to be sold in the Underwritten Shelf Takedown. Within five Business Days after receipt of any Takedown Request Notice, Holdco shall give written notice of the requested Underwritten Shelf Takedown (the “Takedown Offer Notice”) to all other Holders and, subject to the provisions of Section 2.01(e) hereof, shall include in the Underwritten Shelf Takedown all Registrable Shares with respect to which Holdco has received written requests for inclusion therein within five days after sending the Takedown Offer Notice.

(e) Notwithstanding any other provision of this Section 2.01, if the underwriter advises Holdco that in the opinion of such underwriter, the distribution of all of the Registrable Shares requested to be sold in an Underwritten Shelf Takedown would materially and adversely affect the distribution of all of the securities to be underwritten, then (i) Holdco shall deliver to the participating Holders a copy of such underwriter’s opinion, which opinion shall be in writing and shall state the reasons for such opinion, and (ii) the number of Registrable Shares that may be included in such Underwritten Shelf Takedown shall be allocated (A) first, to the Holders electing to sell their Registrable Shares, on a pro rata basis based on the relative number of Registrable Shares then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and (B) second, to the other Persons proposing to sell securities in such Underwritten Shelf Takedown, if any; provided, however, that the number of Registrable Shares to be included in such Underwritten Shelf Takedown shall not be reduced unless all other securities are entirely excluded from such Underwritten Shelf Takedown.

(f) Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority in interest of the Takedown Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to Holdco and the underwriter(s) of their intention to withdraw from such Underwritten Shelf Takedown; provided that any other Takedown Holder(s) may elect to have Holdco continue an Underwritten Shelf Takedown if the Minimum Amount would still be satisfied by the Registrable Shares proposed to be sold in the Underwritten Shelf Takedown by the Takedown Holder(s). If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Takedown Holder for purposes of Section 2.01(c) and shall count toward the limits set forth therein, unless either (i) the Takedown Holder(s) making the withdrawal has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Takedown Holder(s) making the withdrawal reimburses Holdco for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Takedown Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Shares that each Takedown Holder has requested be included in such Underwritten Shelf Takedown). Following the receipt of any Withdrawal Notice, Holdco shall promptly forward such Withdrawal Notice to any other Takedown Holders.

2.02 Selection of Underwriter. The Company shall have the right to select the underwriters for such Underwritten Shelf Takedown (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Takedown Holder(s) prior approval (which approval shall not be unreasonably withheld, conditioned or delayed).

2.03 Block Trades.

(a) Notwithstanding anything contained in this Section 2, in the event of a sale of Registrable Shares in an underwritten transaction requiring the involvement of Holdco but not involving any “road show” and which is commonly known as a “block trade” (a “Block Trade”), (1) the Takedown Holder(s) shall (i) give at least 10 Business Days prior notice in writing (the “Block Trade Notice”) of such transaction to Holdco and (ii) identify the potential underwriter(s) in such notice with contact information for such underwriter(s); and (2) Holdco shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Takedown Holders representing a majority of the Registrable Shares wishing to engage in the Block Trade shall use commercially reasonable efforts to work with Holdco and any underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade. Any Block Trade shall be for at least $25 million in expected gross proceeds. Holdco shall not be required to effectuate more than two Block Trades in any 12-month period. For the avoidance of doubt, a Block Trade shall not constitute an Underwritten Shelf Takedown. The Holders of at least a majority of the Registrable Shares being sold in any Block Trade shall select the underwriter(s), brokers, sales agents, or placement agents to administer such Block Trade (in each case, which shall consist of one or more reputable nationally recognized investment banks), subject to Holdco’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed).

(b) Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, the Takedown Holder shall have the right to submit a written notice of withdrawal to Holdco of its intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, Holdco shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to such Takedown Holder’s withdrawal under this Section 2.03(b).

(c) Notwithstanding anything to the contrary in this Agreement, Section 3 shall not apply to any Block Trade initiated by a Takedown Holder pursuant to this Agreement.

2.04 Other Registration Rights. From and after the date of this Agreement, Holdco shall not, without the prior written consent of (i) the Company and (ii) the Holders that, in the aggregate, hold not less than a majority in interest of the then outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of Holdco giving such holder or prospective holder any registration rights that are more favorable, taken as a whole, than the registration rights granted to the Holders hereunder or otherwise subordinate the rights granted to the Holders hereunder, in each case unless Holdco shall also give such rights to such Holders.

Section 3. INCIDENTAL OR “PIGGY-BACK” REGISTRATION.

3.01 Piggy-Back Rights. If Holdco proposes to (a) file a registration statement under the Securities Act with respect to an offering of its Shares, whether to be sold by Holdco or by one or more selling security holders, other than a registration statement (i) on Form S-8 or any successor form to Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) in connection with an exchange offer or an offering of securities exclusively to existing security holders of Holdco or its subsidiaries, (iii) for an offering of debt that is convertible into Shares, (iv) relating to a transaction pursuant to Rule 145 under the Securities Act, (v) for a dividend reinvestment plan, or (vi) a Block Trade or (b) consummate an underwritten offering for its own account or for the account of shareholders of the Company (other than pursuant to the terms of this Agreement), Holdco shall give written notice of the proposed registration to all Holders holding Registrable Shares as soon as practicable (but in the case of filing a registration statement, at least 10 calendar days prior to the filing of such registration statement). Each Holder holding Registrable Shares shall have the right to request that all or any part of its Registrable Shares be included by giving written notice to Holdco within (x) five calendar days in the case of filing a registration statement and (y) two calendar days in the case of an underwritten offering (unless such offering is an overnight or bought underwritten offering, then one calendar day), in each case after receipt of the foregoing notice by Holdco. Subject to the provisions of Sections 3.02, 3.03 and 6.02, Holdco will include all such Registrable Shares requested to be included by the Holders in the Piggyback Registration Statement. For purposes of this Agreement, any registration statement or prospectus of Holdco in which Registrable Shares are included pursuant to this Section 3 shall be referred to as a “Piggyback Registration Statement.”

3.02 Withdrawal of Exercise of Rights. If, at any time after giving written notice of its intention to register any securities and, if applicable, prior to the effective date of the Piggyback Registration Statement filed in connection with such registration, Holdco or any other holder of securities that initiated such registration (an “Initiating Holder”) shall determine for any reason not to proceed with the proposed registration, Holdco may at its election (or the election of such Initiating Holder(s), as applicable) give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith). Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration Statement for any or no reason whatsoever upon written notification to Holdco and the underwriter or underwriters (if any) of its intention to withdraw from such Piggyback Registration Statement prior to, as applicable, the effectiveness of the Piggyback Registration Statement or the launch of the underwritten offering with respect to such Piggyback Registration Statement.

3.03 Cutback in Connection with Underwritten Offerings. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises Holdco in writing that, in its opinion, the number of securities which Holdco and the Holders of the Registrable Shares and any other Persons intend to include in such registration exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the number of such securities to be included in such registration shall be reduced to such extent, and Holdco will include in such registration such maximum number of securities as follows:

(a) If the registration is undertaken for Holdco’s account, (i) first, all of the securities Holdco proposes to sell for its own account which, in the opinion of such managing underwriter can be sold without having the adverse effect described above; (ii) second, such number of Registrable Shares requested to be included in such registration by the Holders which, in the opinion of such managing underwriter can be sold without having the adverse effect described above, which number of Registrable Shares shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and (iii) third, the securities any other selling stockholders propose to sell in such registration which, in the opinion of such managing underwriter can be sold without having the adverse effect described above; or

(b) If the registration is pursuant to a request by Persons other than Holdco, (i) first, such number of Registrable Shares requested to be included in such registration by the Holders which, in the opinion of such managing underwriter can be sold without having the adverse effect described above, which number of Registrable Shares shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; (ii) second, such number of securities Holdco proposes to sell for its own account; and (iii) third, the securities any other selling stockholders propose to sell in such registration.

Section 4. SUSPENSION OF OFFERING; RESTRICTIONS ON REGISTRATION RIGHTS.

4.01 Suspensions for Misstatements. Upon receipt of written notice from Holdco that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Shares until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Holdco hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by Holdco that the use of the Prospectus may be resumed.

4.02 Suspensions for Special Events. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any offering at any time would (i) require Holdco to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to Holdco for reasons beyond Holdco’s control or (iii) in the good faith judgment of the majority of the Board, be seriously detrimental to Holdco, and the majority of the board of directors of Holdco concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, Holdco may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by Holdco to be necessary for such purpose. In the event Holdco exercises its rights under this Section 4.02, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Shares until such Holder receives written notice from Holdco that such sales or offers of Registrable Shares may be resumed, and in each case maintain the confidentiality of such notice and its contents.

4.03 Postponements. (i) Subject to Section 4.04, if during the period starting with the date 60 days prior to Holdco’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Holdco-initiated offering, and provided that Holdco continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (ii) if, pursuant to Section 2.01(c), Holders have requested an Underwritten Shelf Takedown and Holdco and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, then, in each case, Holdco may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.01(c).

4.04 Limitations on Suspensions and Postponements. The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 4.02 or a registered offering pursuant to Section 4.03(i) shall be exercised by Holdco, in the aggregate, for not more than 60 consecutive calendar days or more 90 total calendar days in each case, during any 12-month period.

Section 5. REGISTRATION PROCEDURES.

5.01 Obligations of Holdco. When Holdco is required to effect the registration of Registrable Shares under the Securities Act pursuant to this Agreement, Holdco shall:

(a) use commercially reasonable efforts to register or qualify the Registrable Shares by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Shares owned by the Holders in each such jurisdiction; provided, however, that Holdco shall not be required to (A) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (C) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;

(b) promptly prepare and file with the SEC such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (A) to keep such Registration Statement effective and (B) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by such Registration Statement, in each case for such time as is contemplated in the applicable provisions above;

(c) promptly furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, the documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Holders;

(d) promptly notify the Holders: (A) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (C) of any delisting or pending delisting of the Shares by any national securities exchange or market on which the Shares are then listed or quoted, and (D) of the receipt by Holdco of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(e) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(f) promptly notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement;

(g) if any event or occurrence giving rise to an obligation of Holdco to notify the Holders pursuant to Section 5.01(f) takes place, subject to Section 4, Holdco shall prepare and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, promptly furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document, and shall use commercially reasonable efforts to have such supplement or amendment declared effective, if required, as soon as practicable following the filing thereof, so that (A) such Registration Statement and/or Prospectus shall not contain any Misstatement;

(h) use commercially reasonable efforts to cause all such Registrable Shares to be listed or quoted on the national securities exchange or market on which the Shares are then listed or quoted, if the listing or quotation of such Registrable Shares is then permitted under the rules of such national securities exchange or market;

(i) if requested by any Holder participating in an offering of Registrable Shares, as soon as practicable after such request, but in no event later than five calendar days after such request, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Shares pursuant to the Registration Statement, including information with respect to the number of Registrable Shares being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Shares to be sold in such offering; provided, however, that Holdco shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the SEC and is unreasonable in scope compared with Holdco’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by Holdco;

(j) in the event of an Underwritten Shelf Takedown or Block Trade, permit a representative of the Holders (such representative to be selected by a majority of the participating Takedown Holders), the underwriters or other financial institutions facilitating such Underwritten Shelf Takedown or Block Trade, if any, and any attorney, consultant or accountant retained by such Holders collectively, underwriters or other financial institutions to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause Holdco’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, financial institution, attorney, consultant or accountant in connection with the offering; provided, however, that such representative, underwriters or financial institutions agree to confidentiality arrangements, in form and substance reasonably satisfactory to Holdco, prior to the release or disclosure of any such information;

(k) provide a transfer agent and registrar, which may be a single entity, and a CUSIP number for the Registrable Shares not later than the effective date of the first Registration Statement filed hereunder;

(l) cooperate with the Holders who hold Registrable Shares being offered to facilitate the timely preparation and delivery of certificates for the Registrable Shares to be offered pursuant to the applicable Registration Statement and enable such certificates for the Registrable Shares to be in such denominations or amounts as the case may be, as the Holders may reasonably request, and, within two Business Days after a Registration Statement which includes Registrable Shares is ordered effective by the SEC, Holdco shall use commercially reasonable efforts to deliver, or cause legal counsel selected by Holdco to deliver, to the transfer agent for the Registrable Shares (with copies to the Holders whose Registrable Shares are included in such Registration Statement) an appropriate instruction and opinion of such counsel;

(m) in the event of an Underwritten Shelf Takedown or Block Trade, enter into an underwriting agreement, purchase agreement, sale agreement or placement agreement in customary form and substance reasonably satisfactory to Holdco, the Takedown Holders and the managing underwriter or underwriters or brokers, sales agent or placement agent for such sale;

(n) in the event of an Underwritten Shelf Takedown, Holdco shall cooperate and participate in the marketing of Registrable Shares, including participating in customary “roadshow” presentations, as the managing underwriters may reasonably request; provided that Holdco shall not be required to participate in any such presentation in connection with an offering of Registrable Shares for anticipated aggregate gross proceeds of less than $100 million.

(o) use commercially reasonable efforts to obtain, in the event of an Underwritten Shelf Takedown, a Block Trade, or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, to the extent customary, on the date the Registrable Shares are delivered for sale pursuant to such Registration Statement, an opinion and negative assurance letter, dated such date, of counsel representing Holdco for the purposes of such Registration Statement, addressed to the participating Holders, the broker, the placement agent or sales agent, if any, and the underwriters, if any, covering such legal matters with respect to the offering in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent, or underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, provided, in each case, that such participating Holders provide such information to such counsel as is customarily required for, or is reasonably requested by such counsel for purposes of, such opinion or negative assurance letter;

(p) use commercially reasonable efforts to obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Share are delivered for sale pursuant to a Registration Statement) from Holdco’s independent registered public accountants in the event of an Underwritten Shelf Takedown, a Block Trade, or a sale by a broker, placement agent or sales agent pursuant to a Registration Statement (subject to such underwriter or other financial institution facilitating such offering providing such certification or representation as reasonably requested by Holdco’s independent registered public accountings and Holdco’s counsel), to the extent customary, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing underwriter or other similar type of sales agent or placement agent may reasonably request;

(q) make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder; provided that such requirement will be deemed to be satisfied if Holdco timely files complete and accurate information on Forms 20-F, 6-K, 10-K, 10-Q and 8-K, as applicable, under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

(r) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders consistent with the terms of this Agreement.

Notwithstanding the foregoing, Holdco shall not be required to provide any documents or information to an underwriter or other sales agent or placement agent if such underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Shelf Takedown or other offering involving a registration as an underwriter or broker, sales agent or placement agent, as applicable.

5.02 Obligations of the Holders. In connection with any Registration Statement utilized by Holdco to satisfy the provisions of this Agreement, each Holder agrees to reasonably cooperate with Holdco in connection with the preparation of the Registration Statement, and each Holder agrees that such cooperation shall include (i) responding within five Business Days to any written request by Holdco to provide or verify information regarding the Holder or the Holder’s Registrable Shares (including the proposed manner of sale) that may be required to be included in any such Registration Statement pursuant to the rules and regulations of the SEC, and (ii) providing in a timely manner information regarding the proposed distribution by the Holder of the Registrable Shares and such other information as may be requested by Holdco from time to time in connection with the preparation of and for inclusion in any Registration Statement and related Prospectus. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide Holdco with requested information, Holdco may exclude such Holder’s Registrable Shares from the applicable Registration Statement or Prospectus if Holdco determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. Each Holder agrees, if requested in writing, to represent to Holdco the total number of Registrable Shares held or beneficially owned by such Holder in order for Holdco to make determinations hereunder.

5.03 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration, Underwritten Shelf Takedown or Block Trade hereunder unless such Holder (i) agrees to sell his or its Registrable Shares on the basis provided in the applicable underwriting arrangements (which shall include a customary form of underwriting agreement, which shall provide that the representations and warranties by, and the other agreements on the part of, Holdco to and for the benefit of the underwriters shall also be made to and for the benefit of the participating Holders) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form as reasonably required under the terms of such underwriting arrangements; provided, however, that, in the case of each of (i) and (ii) above, if the provisions of such underwriting arrangements, or the terms or provisions of such questionnaires, powers of attorney, indemnities, underwriting agreements or other documents, are less favorable in any respect to such Holder than to any other Person or entity that is party to such underwriting arrangements, then Holdco shall use commercially reasonable efforts to cause the parties to such underwriting arrangements to amend such arrangements so that such Holder receives the benefit of any provisions thereof that are more favorable to any other Person or entity that is party thereto. If any Holder does not approve of the terms of such underwriting arrangements, such Holder may elect to withdraw from such offering by providing written notice to Holdco and the underwriter.

5.04 Offers and Sales. All offers and sales by a Holder under any Registration Statement shall be completed within the period during which the Registration Statement is required to remain effective pursuant to the applicable provision above and not the subject of any stop order, injunction or other order of the SEC. Upon expiration of such period, no Holder will offer or sell the Registrable Shares under the Registration Statement. If directed in writing by Holdco, each Holder will return or, in each such Holder’s sole discretion destroy, all undistributed copies of the applicable Prospectus in its possession upon the expiration of such period.

5.05 Lockup. In connection with any underwritten public offering of securities of Holdco, each Holder agrees (a “Lock-Up Agreement”) not to effect any sale or distribution, including any sale pursuant to Rule 144, of any Registrable Shares, and not to effect any sale or distribution of other securities of Holdco or of any securities convertible into or exchangeable or exercisable for any other securities of Holdco (in each case, other than as part of such underwritten public offering), in each case, during such period as the managing underwriter may require (not to exceed 90 calendar days) (or such other period as may be requested by the managing underwriter to comply with regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4), or any successor provisions or amendments thereto) beginning on, the closing date of the sale of such securities pursuant to such an effective registration statement, except as part of such registration; provided that all executive officers and directors of Holdco are bound by and have entered into substantially similar Lock-Up Agreements; and provided further that the foregoing provisions shall only be applicable to such Holders if all such Holders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such Holders, officers and directors are released, then all Holders shall also be released to the same extent on a pro rata basis. In the event that all or any portion of the provisions of this Section 5.05 is waived with respect to the Sponsor, such provisions of this Section 5.05 shall also be waived with respect to all such Holders. Each Holder agrees to execute a customary Lock-Up Agreement in favor of the underwriters to such effect (in such case on substantially the same terms as all such Holders).

Section 6. INDEMNIFICATION; CONTRIBUTION.

6.01 Indemnification by Holdco. Holdco agrees to indemnify, to the extent permitted by law, each Holder of Registrable Shares, its officers, directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto filed pursuant to this Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

6.02 Indemnification by Holders. In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Shares is participating, such Holder shall furnish (or cause to be furnished) to Holdco in writing such information and affidavits as Holdco reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Holdco, its directors, officers and agents and each Person who controls Holdco (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Shares, and the liability of each such Holder of Registrable Shares shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement. The Holders of Registrable Shares shall indemnify the underwriters, their officers, directors and each person or entity who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Holdco.

6.03 Conduct of Indemnification Proceedings. Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.04 Contribution.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 6.01 through 6.03 is for any reason held to be unenforceable by the Indemnified Party although applicable in accordance with its terms, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Party and the Indemnifying Party, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.04, a Holder shall not be required to contribute any amount (together with the amount of any indemnification payments made by such Holder pursuant to Section 6.02) in excess of the amount of the aggregate net cash proceeds received by such Holder from sales of the Registrable Shares of such Holder under the Registration Statement that is the subject of the indemnification claim.

(c) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, officers, directors, trustees, employees or representatives, shall have the same rights to contribution as such Holder, and each director of Holdco, each officer of Holdco who signed a Registration Statement and each Person, if any, who controls Holdco within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Holdco.

Section 7. EXPENSES. Holdco will pay all Registration Expenses in connection with each registration of Registrable Shares pursuant to Section 2 or 3. Each Holder shall be responsible for the payment of any and all brokerage and sales discounts, underwriting commissions and marketing costs, fees and disbursements of the Holder’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Shares by such Holder pursuant to any Registration Statement or otherwise.

Section 8. REPORTING OBLIGATIONS. As long as any Holder shall own Registrable Shares, Holdco, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed Holdco after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. Holdco further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC), including providing any legal opinions. Upon the request of any Holder, Holdco shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 9. CONFIDENTIALITY. To the extent that the information and other material in connection with the registration rights contemplated in this Agreement (in any case, whether furnished before, on or after the date hereof) constitutes or contains confidential business, financial or other information of Holdco or the Holders or their respective Affiliates, each party hereto covenants for itself and its directors, officers, employees and shareholders that it shall use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than to their respective authorized employees, counsel, accountants, advisers, shareholders, partners, limited partners or members (or proposed shareholders, partners, limited partners or members or advisers of such Persons), and other authorized representatives, in each case, so long as such Person agrees to keep such information confidential in accordance with the terms hereof; provided, however, that each Holder or Holdco may disclose or deliver any information or other material disclosed to or received by it should such Holder or Holdco be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order or process (including in connection with any Registration Statement) and in any such instance the Holder or Holdco, as the case may be, making such disclosure shall use reasonable efforts to consult with Holdco prior to making any such disclosure. Notwithstanding the foregoing, a Holder will be permitted to disclose any information or other material disclosed to or received by it hereunder and not be required to provide the aforementioned notice, if such disclosure is in connection with (i) such Holder’s reporting obligations pursuant to Section 13 or Section 16 of the Exchange Act or (ii) a routine audit by a regulatory or self-regulatory authority that maintains jurisdiction over the Holder; provided, however, that such Holder agrees, in the case of (ii) in the preceding clause, to undertake to file an appropriate request seeking to have any information disclosed in connection with such routine audit treated confidentially. For purposes of this Section 9, “due care” means at least the same level of care that such Holder would use to protect the confidentiality of its own sensitive or proprietary information. This Section 9 shall not apply to information that is or becomes publicly available (other than to a Person who by breach of this Agreement has caused such information to become publicly available).

Section 10. MISCELLANEOUS.

10.01 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

10.02 Notices. Notices to Holdco and to the Holders shall be sent to their respective addresses as set forth on Schedule I attached to this Agreement. Holdco or any Holder may require notices to be sent to a different address by giving notice to the other parties in accordance with this Section 10.02. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt if and when delivered personally, sent by email (upon successful transmission to the addressee) or by courier service or five calendar days after being sent by registered or certified mail (postage prepaid, return receipt requested), to such parties at such address.

10.03 Public Announcements and Other Disclosure. No Holder shall make any press release, public announcement or other disclosure with respect to this Agreement without obtaining the prior written consent of Holdco, except as permitted pursuant to Section 9 or as may be required by law or by the regulations of any securities exchange or national market system upon which the securities of any such Holder shall be listed or quoted; provided, that in the case of any such disclosure required by law or regulation, the Holder making such disclosure shall use all reasonable efforts to consult with Holdco prior to making any such disclosure.

10.04 Headings and Interpretation. All section and subsection headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning, construction or scope of any of the provisions hereof. The Holders hereby disclaim any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

10.05 Entire Agreement; Amendment. This Agreement (including all schedules) constitutes the entire and only agreement among the parties hereto concerning the subject matter hereof and thereof, and supersedes any prior agreements or understandings concerning the subject matter hereof and thereof. From and after the Effective Date, the provisions of the Original Registration Rights Agreement granting registration rights to the Holders party thereto are superseded and replaced in their entirety with this Agreement. Any oral statements or representations or prior written matter with respect thereto not contained herein shall have no force and effect. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by (i) Holdco, (ii) the Holders that, in the aggregate, hold not less than a majority in interest of the then remaining Registrable Shares; provided further that no provision of this Agreement may be amended or modified unless any and each Holder adversely affected by such amendment or modification in a manner different than other Holders has expressly consented in writing to such amendment or modification.

10.06 Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by any Holder without the written consent of Holdco; provided, however, that the rights to cause Holdco to register Registrable Shares pursuant to this Agreement may be assigned by a Holder to a Permitted Transferee of such Holder’s Registrable Shares; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, permitted assigns, legal representatives, executors and administrators, except as otherwise provided herein.

10.07 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of any applicable law, such provision shall be void and ineffectual. In the event that applicable law is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

10.08 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart.

10.09 Representations. Each of the parties hereto, as to itself only, represents that this Agreement has been duly authorized and executed by it and that all necessary corporate actions have been taken by it in order for this Agreement to be enforceable against it under all applicable laws. Each party hereto, as to itself only, further represents that all Persons signing this Agreement on such party’s behalf have been duly authorized to do so.

10.10 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

10.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event the provisions of this Agreement were not performed in accordance with the terms hereof, and that the Holders and Holdco shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

10.12 No Third Party Beneficiaries. It is the explicit intention of the parties hereto that no Person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

10.13 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender or neuter form herein shall be deemed to include the other gender and the neuter form;

(b) references herein to “Sections”, “subsections,” “paragraphs”, and other subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

(c) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

(d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(e) the term “include”, includes” or “including” shall be deemed to be followed by the words “without limitation”.

10.14 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the 5th anniversary of the date of this Agreement, (b) the mutual written agreement of Holdco and each of the Holders then holding Registrable Shares to terminate this Agreement or (c) such date as no Registrable Shares remain outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SPAC MERGER SUB:

ODYSSEUS (CAYMAN) LIMITED

By:
Name:
Title:

HOLDCO:

ODYSSEUS HOLDINGS LIMITED

By:
Name:
Title:

SPONSOR:

VINE HILL CAPITAL SPONSOR I LLC

By:
Name:
Title:

SCHEDULE I